Power of Attorney

WHEREAS, the undersigned, as a result of his service as
Vice President, Manufacturing of Pioneer Companies,
Inc., a Delaware corporation (the "Company"), from
time to time has an obligation to file reports of
changes in his beneficial ownership of the
common stock of the Company with the Securities
and Exchange Commission (the "Commission") pursuant
to the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the rules and regulations
of the Commission promulgated thereunder,
and intends to seek the assistance of certain
representatives of the Company in the preparation
and filing of such reports;
NOW, THEREFORE, the undersigned hereby constitutes
and appoints Michael Y. McGovern and Gary L. Pittman,
or either of them (with full power to each of them
to act alone), his true and lawful attorney-in-fact
and agent, with full power of substitution, for him
and on his behalf and in his name, place and stead,
in any and all capacities, to sign, execute and file
reports on Form 3, Form 4
and Form 5 under the Exchange Act, as adopted by the
Commission, with the Commission, granting unto such
attorneys-in-fact and agents, and each of them, full
power and authority to do and perform each
and every act and thing requisite and necessary to
be done in and about the premises in order to
effectuate the same, as fully to all
intents and purposes as he himself might or could
do, if personally present, hereby ratifying and
confirming all that said attorneys-in-fact and
agents, or any of them, or their
substitute or substitutes, may lawfully do or
cause to be done.
IN WITNESS WHEREOF, the undersigned has executed this
Power of Attorney as of the 12th day of May, 2006.
By:  /s/ Gary L. Sulik
Gary L. Sulik